SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 27, 2006

SECURED FINANCIAL NETWORK, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Nevada	000-49612	86-0955239
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

101 NE Third Ave., Suite 1500
Ft. Lauderdale, FL 33301
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(954) 332-3793
(ISSUER TELEPHONE NUMBER)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 27, 2006 the Company signed a MEMBERSHIP INTEREST PURCHASE AGREEMENT with VIRTUAL PAYMENT SOLUTIONS, LLC., a Nevada Limited Liability Corporation  to purchase all of the issued and outstanding units of membership interest of VIRTUAL PAYMENT SOLUTIONS, LLC., a Nevada limited liability corporation.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements : N/A

(b)	Exhibits:

Exhibit No.	Description
10.1	MEMBERSHIP INTEREST PURCHASE AGREEMENT

SIGNATURES

Date: October 4, 2006	By:	/s/ Jeffrey Schultz
Jeffrey Schultz
Title: Principal Executive Officer